UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2006 (October 20, 2006)

CONSTELLATION ENERGY GROUP, INC.

Exact name of registrant as specified in its charter

1-12869	MARYLAND	52-1964611
Commission File Number	(State of Incorporation of both registrants)	IRS Employer Identification No.

750 E. PRATT STREET, BALTIMORE, MARYLAND	21202
(Address of principal executive offices)	(Zip Code)

410-783-2800

(Registrants’ telephone number, including area code)

NOT APPLICABLE
 (Former name, former address
and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 20, 2006, the Board of Directors of Constellation Energy Group, Inc. (“Constellation”) adopted an amendment revising Article II, Section 2 of Constellation’s by-laws to provide that the annual meeting of stockholders for 2006 shall be held on any date during the period of December 1 through December 31, 2006, as determined by the Board.  For annual meetings subsequent to 2006, the by-laws will continue to provide that the annual meeting be held on any date during the period of May 1 through May 31, as determined year to year by the Board.

A copy of the amendment to the by-laws is attached hereto as Exhibit 3 and is incorporated by reference herein.

ITEM 8.01.  Other Events

Constellation’s regular annual meeting of shareholders for 2006 has been scheduled for December 8, 2006.  No date has yet been established for the shareholder meeting to obtain shareholder approval of proposals relating to the pending merger with FPL Group, Inc.

ITEM 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

3	Amendment to the Constellation Energy Group, Inc. By-laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date: October 20, 2006	/s/ Charles A. Berardesco
Charles A. Berardesco
Vice President, Associate General Counsel, Chief Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3	Amendment to the Constellation Energy Group, Inc. By-laws.